Exhibit 5.4

Our Ref: 111602-0001

20 June 2022

Virax Biolabs Group Limited

30 Broadwick Street

London, W1F 8LX

United Kingdom

Dear Sirs

Registration Statement on Form F-1 of VIRAX BIOLABS GROUP LIMITED (the “Company”)

1.	We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of this opinion only, excluding Hong Kong Special Administration Region, Macau Special Administration Region of China and China Taiwan region) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof (hereinafter referred to as the “PRC Laws”).

2.	We were engaged as the PRC legal counsel to the Company, which is a company incorporated under the laws of Cayman Islands, with an indirect subsidiary established in Shanghai of the PRC (i.e., Shanghai Xitu Consulting Co., Limited (in Chinese 上海玺图商务咨询有限公司) (hereinafter referred to as “Shanghai Xitu”)), in connection with: (a) the proposed initial public offering of a certain number of ordinary shares (the “Offered Ordinary Shares”), par value of US$0.0001 per share, of the Company, by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (b) the Company’s proposed listing of the Offered Ordinary Shares on the Nasdaq Capital Market.

Assumptions

In considering the documents referred to below and in rendering this opinion, we have with your consent and without further enquiry assumed:

a.	the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted and/or disclosed to us including without limitation the Registration Statement (the “Documents”) whether as originals or copies;

b.	the conformity to originals of all Documents supplied to us as photocopies or facsimile copies;

c.	that, where a Document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

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d.	the Documents remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this legal opinion;

e.	each of the parties to the Documents, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its/her/his obligations under such documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

f.	that there are no provisions of the laws of any jurisdiction (other than the PRC) which would have any implications on this opinion;

g.	the laws of jurisdictions other than the PRC which may be applicable in respect of the Documents including without limitation the execution, delivery, performance or enforcement of the same have been complied with; and

h.	the factual information (such as the current business activities of Shanghai Xitu and its business size in the PRC) disclosed by Shanghai Xitu to us are being true and complete.

Opinion

Based upon and subject to the Assumptions and the Qualifications, we are of the opinion that, as of the date hereof, so far as PRC Laws are concerned:

1.	On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange, jointly promulgated the Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, which became effective on September 8, 2006, as amended on June 22, 2009 (the “M&A Rules”). On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities According to Law (the “Opinions”). On December 28, 2021, the Cyberspace Administration of China published the Measures for Cybersecurity Review which became effective on February 15, 2022 (the “Measures”). On December 24, 2021, the State Council published the draft Administrative Provisions on the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments) (the “Administrative Provisions”), and the CSRC published the draft Measures for Record-filings of the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments) (the “Administrative Measures”). Based on our understanding of the M&A Rules, Opinions, Measures, Administrative Provisions and Administrative Measures and the relevant facts disclosed by you to us, we are of the opinion that the approval by the CSRC or any other PRC governmental authority is not required to be obtained for the Offering. However, there are substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC Laws and regulations. Please note that there can be no assurance that the Government Agencies will not take a view that is contrary to or otherwise different from our opinion stated above.

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2.	To the best of our knowledge, the description of the matters in relation to the PRC laws as set forth in the Registration Statement, including but not limited to the sections headed “Prospectus Summary”, “Risk Factors”, “Corporate History and Structure”, “Regulations”, and “Legal Matters” in so far as such descriptions purport to summarise the applicable provisions of the PRC laws, fairly summarise in all material respects the matters described therein.

3.	All matters of PRC Laws relating to the Company and the Company’s sole PRC subsidiary Shanghai Xitu and their respective businesses and other statements with respect to or involving PRC Laws set forth in the Registration Statement are correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

Qualifications

The qualifications to which this opinion is subject are as follows:

1.	The opinion expressed above is confined to the above-mentioned matters of PRC law. We express no opinion as to any other PRC legal issues, any matter of fact, or any financial, business, industry, statistical, accounting, audit, taxation, technological matters. This opinion is given solely on the basis of PRC Laws in force as of the date hereof and we undertake no responsibility to notify you of any change in PRC Laws after the date of this opinion. In giving this opinion, we only hold ourselves out as having skills and expertise with respect to PRC Laws. We do not hold ourselves out as having any skills or expertise in any other capacity, financial, business, industry, statistical, accounting, audit, taxation or technological or otherwise.

2.	We express no opinion herein with regard to any system of law other than PRC Laws as currently applied by the PRC courts. This opinion is to be governed by and construed in accordance with PRC Laws as at the date of this opinion. To the extent that the laws of the State of New York, the United States of America or of any other jurisdiction may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.

3.	We have not conducted comprehensive due diligence on Shanghai Xitu. This Legal Opinion is issued based only on the factual information contained in the Documents provided by Shanghai Xitu to us during the course of preparing this Legal Opinion, and our independent searches on the National Enterprise Credit Information Publicity System (http://www.gsxt.gov.cn), with our last visit on 17th June 2022. We have not run any other independent searches.

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Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter, documents or statements in connection with the Registration Statement or otherwise. This opinion may not be relied upon by any person other than the Company without our express written consent, except that the Company may deliver copies of this opinion to its professional advisors, to any governmental agency or regulatory authority or if otherwise required by law. Subject to the foregoing, we consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto.

Yours faithfully

/s/ Zhong Lun Law Firm

ZHONG LUN LAW FIRM